UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2006 (January 23, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     (i)     On January 24, 2006, the Board of Directors of Chemtura Corporation adopted a new compensation schedule for non-employee members of the Board of Directors for fiscal year 2006 as follows: (i) an annual retainer fee (including meeting fees) of $67,000 (committee chairman receive an additional $8,000, except the Audit Committee chairman receives an additional retainer of $18,000); (ii) an additional annual retainer fee of $5,000 for each member of the Audit Committee including the Audit Committee chairman; (iii) each co-lead director receives an additional annual $25,000; and (iv) an annual stock grant of restricted stock units with a value at grant of $75,000 to be settled upon each director's retirement from the Board of Directors.

     (ii)     Effective January 23, 2006, the Organization, Compensation and Governance Committee of the Board of Directors approved the adoption of the 2006-2008 Chemtura Corporation Long-Term Incentive Program ("LTIP Program"). The LTIP Program will initially award shares of restricted stock to various key management personnel. The restrictions on the shares of restricted stock will be lifted, either in whole or in part, in the event the stock attains certain price milestones during the three (3) year cycle. Share awards for milestones achieved during 2006 and 2007 will become vested and paid out on February 1, 2008; share awards for milestones achieved during 2008 will become vested and paid out on February 1, 2009. A copy of the LTIP Program is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit Number 10.1	Exhibit Description 2006-2008 Chemtura Corporation Long-Term Incentive Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date: January 26, 2006

Exhibit Index
Exhibit Number 10.1	Exhibit Description 2006-2008 Chemtura Coropration Long-Term Incentive Plan